EXHIBIT 99.1

Contact:

Scott Tsujita
SVP Finance, Treasury & Investor Relations
Hypercom Corporation
602.504.5161
stsujita@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Reorganizes Global Sales and Marketing

Focus is on Accelerating Sales in Targeted Geographies and Market Segments

PHOENIX, June 28, 2007 – Hypercom Corporation (NYSE: HYC) today announced a reconfiguration of the Company’s global sales and marketing functions to create a focused platform for revenue growth, streamline the organization, and further strengthen accountability for client relationships and anticipated market share growth globally. Reporting to Hypercom President Philippe Tartavull, the new organization structure creates a sales organization directly focused on key geographies, supported by a product and channel specialized marketing, development and services organization.

The following key executives will report to Mr. Tartavull:

•	Kazem Aminaee, Managing Director, Europe, Middle East and Africa

•	OB Rawls, Managing Director, Americas

•	TK Cheung, Managing Director, Asia Pacific

•	Neil Hudd, Senior Vice President, Global Marketing

•	Bret Zahn, Vice President, Development

•	Clint Jones, Vice President, Services Operations

“We are focusing our efforts to capture market share in high growth geographies where we have an established infrastructure and strong brand awareness, to capture more of the countertop market, and to aggressively target the mobile, multi-lane and unattended segments.” said Mr. Tartavull. “We are doing this with an exceptional range of services and secure PCI-certified products and solutions sold and supported by the right professionals in the right geographies. The new organization will strengthen our ability to more quickly deliver the very best solutions to the market.”

The reconfiguration follows a four month global review of the sales and marketing organization conducted by Mr. Tartavull, and results in a reorganized and de-layered sales and marketing function more closely aligned with product, market and segment needs.

The action is expected to result a net reduction of 14 marketing and sales personnel with employee severance costs estimated at less than $500,000, which are expected to be recorded in the Company’s second quarter 2007 financial statements.

About Hypercom (www.hypercom.com)

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits.

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Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.  This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding market acceptance of new products, product capability and performance, product manufacturing, product competitiveness, product sales and services, revenues and profits.  These forward-looking statements also relate to our planned payroll reductions, and include statements regarding the timing of these actions, the number of employee positions to be eliminated, the expected benefits and the related effect on our financial results, and the amount of costs and charges to be incurred in connection with such actions. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In particular, factors that could cause actual results to differ materially from those in forward-looking statements include, industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; market acceptance of new products and services; compliance with industry standards, certifications and government regulations; reliance on the performance of suppliers, subcontractors and manufacturers; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general and other risks detailed in our filings with the Securities and Exchange Commission , including the Company’s most recent 10-K and subsequent 10-Qs.  Forward-looking statements speak only as of the date made and are not guarantees of future performance.  We undertake no obligation to publicly update or revise any forward-looking statements. HYCF